Exhibit 99.3

FORM OF PROXY CARD

REVOCABLE PROXY

PLATINUM ENERGY RESOURCES, INC.
25 Phillips Parkway
Montvale, New Jersey 07645

SPECIAL MEETING OF STOCKHOLDERS
                                , 2007
10:00 a.m. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PLATINUM ENERGY RESOURCES, INC.

The undersigned appoints Mark Nordlicht and Barry Kostiner, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Platinum Energy Resources, Inc. held of record by the undersigned on __________, 2006, at the Special Meeting of Stockholders to be held on __________, 2007, at 10:00 a.m., eastern time, or any postponement or adjournment thereof, at the offices of Sills Cummis Epstein & Gross P.C., 30 Rockefeller Plaza, New York, New York 10112.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO APPROVE AND AUTHORIZE THE ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2 AND 3. THE PLATINUM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

PLATINUM MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE PLATINUM BOARD OF DIRECTORS.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2 AND 3. THE PLATINUM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

The approval of Proposal Number 1 and the consummation of the asset acquisition are conditions to the effectiveness of Proposal Number 2 and Proposal Number 3 assuming such proposals are approved by the Stockholders.

1.
To approve and authorize the Asset Acquisition Agreement and Plan of Reorganization among Platinum Energy Resources, Inc., PER Acquisition Corp., Tandem Energy Corporation and certain affiliates of Tandem Energy Corporation.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Platinum common stock issued in the Platinum initial public offering, you may exercise your conversion rights and demand that Platinum convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box on the reverse side. If you exercise your conversion rights, then you will be exchanging your shares of Platinum common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the asset acquisition is completed and you continue to hold these shares through the effective time of the asset acquisition and tender your stock certificate to the combined company. To exercise your conversion rights check the following box. Failure to (a) vote against the adoption of the Asset Acquisition Agreement and Plan of Reorganization, (b) check the following box and (c) submit this proxy in a timely manner will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS    ☐

2.
To approve and authorize the amendment and restatement of the Certificate of
Incorporation of Platinum to delete the preamble and Sections A through D, inclusive, of Article Sixth from the Certificate of Incorporation from and after the closing of the asset acquisition.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature_____________________ Signature____________________ Date____________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full name by an authorized officer.